EXHIBIT 20
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                                                               EXECUTION VERSION
                                                               -----------------


                         ASSIGNMENT AND PLEDGE AGREEMENT

                  THIS ASSIGNMENT AND PLEDGE AGREEMENT (this "AGREEMENT") dated as of August 8, 2003 is executed and delivered by the undersigned ("PLEDGOR") in favor of SUNTRUST BANK (the "SECURED PARTY").

                                    RECITALS

                  A. The Secured Party has agreed to issue that certain Standby Letter of Credit No. F841723 (the "CREDIT") for the benefit of the Beneficiary (as such term is defined in the Credit) and for the account of AFO, LLC, a limited liability company organized under the laws of the State of Florida (the "Applicant"), pursuant to that certain Application and Agreement for Standby Irrevocable Letter of Credit dated August 8, 2003 and executed by Applicant (the "APPLICATION").

                  B. The Credit is guaranteed by the Guarantor (as such term is defined in that certain Guaranty of Payment and Performance dated as of the date hereof (the "GUARANTY")), as evidenced by the Guaranty.

                  C. The Secured Party has stated that it will not issue the Credit solely upon the covenants of the Applicant under the Credit, but will require, as further collateral and security, a pledge of certain securities owned by the Pledgor and held in Accounts (as such term is defined below) maintained by The Northern Trust Company (the "INTERMEDIARY").

                  D. The Pledgor is a trust that holds assets for the benefit of Shari Arison, who will benefit from the issuance by the Secured Party of the Credit and the transactions relating thereto.

                  E. Capitalized terms defined herein shall have the meaning ascribed to them in the Credit.

                  NOW, THEREFORE, in consideration of the recitals, the sum of $10.00 and other good and valuable consideration, the receipt of which is hereby duly acknowledged, and in order to be of material benefit and assistance to Applicant and in order to induce the Secured Party to make the Credit, the Pledgor agrees as follows:

         1.       DEFINITIONS AND RULES OF CONSTRUCTION.

                  (a)      DEFINITIONS. As used herein,

                  "Account" means that certain securities account maintained with the Intermediary by and in the name of the Pledgor as more fully described on Schedule A attached hereto.

                  "Affiliate Securities" means any securities that are listed on the New York or American Stock Exchanges or the NASDAQ - National Market System which were issued by entities of which the Pledgor is an affiliate as such term is defined in Rule 144


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under the Securities Act of 1933 and which the Pledgor has held for less than two (2) years as determined under paragraph (d) of such rule.

                  "Collateral" means: (1) the Account; (2) all Financial Assets now or hereafter credited to the Account; (3) all present and future Security Entitlements with respect to such Financial Assets; (4) all cash balances now or hereafter credited to the Account; (5) any replacement or successor Account; (6) all books and records relating to any of the foregoing; (7) all proceeds of any of the foregoing, including dividends, stock dividends, stock splits, interest payments or other distributions of cash or other property; and (8) any rights incidental to, or arising out of, the ownership of any of the foregoing, such as voting, conversion, put, call and registration rights and rights of recovery for violations of applicable securities laws.

                  "Credit Documents" means the Credit, the Application, this Agreement, and the Guaranty.

                  "Eligible Investments" means: (1) securities that are listed on the New York or American Stock Exchanges or the NASDAQ - National Market System or any market-recognized international exchange comparable to NASDAQ - National Market System, the New York Stock Exchange or the American Stock Exchange, and are not Affiliate Securities; (2) marketable direct obligations issued or unconditionally guaranteed by the United States Government (or by an agency thereof) and backed by the full faith and credit of the United States and/or an agency thereof; (3) bonds issued by any sovereign government, province, state, municipality or other government or instrumentality thereof and rated by Moody's Investor Services, Inc. ("MOODY'S") as A or above; (4) corporate bonds quoted on a recognized bond exchange and rated by Moody's as A or above; or (5) certificates of deposit, bankers acceptances and similar money market instruments denominated in dollars and issued by banks having the highest credit rating given by Moody's.

                  "Entitlement Order" means an "entitlement order" as defined in the UCC.

                  "Event of Default" is defined in Section 5(a) of this Agreement.

                  "Fair Market Value" means, (i) with respect to any other marketable security, the average of the closing prices thereof on all securities exchanges (whether domestic or foreign) on which such security may be listed on the date of valuation, and (ii) in the case of any other property or interest in property, the "Fair Market Value" shall be the fair value thereof as determined by the Secured Party in its sole but reasonable discretion.

                  "Financial Asset" means "financial asset" as defined in the UCC.

                  "Obligations" is used herein in its most comprehensive sense and includes all indebtedness, obligations (including, but not limited to, reimbursement obligations under the Application) and liabilities of the Applicant and the Pledgor to the Secured Party, whether direct or indirect, joint or several, absolute or contingent, due or to


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become due, now existing or hereafter arising under or in respect of this
Agreement, the other Credit Documents, the Control Agreement (as such term is defined below) or any other agreement between the Applicant or Pledgor and the Secured Party relating to the Credit, including the Application, any promissory notes, guaranties or other instruments or agreements executed and delivered pursuant thereto or in connection therewith or this Agreement, whether or not contemplated by the parties on the date hereof.

                  "Securities Accounts" means "securities accounts" as defined in the UCC.

                  "Security Entitlement" means "security entitlement" as defined in the UCC.

                  "UCC" means the Uniform Commercial Code now or hereafter in effect in the State of Florida.

                  (b) RULES OF CONSTRUCTION. In this Agreement, words in the singular number include the plural, and in the plural include the singular, words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender. The word "or" is disjunctive but not exclusive. "Includes" and "including" are not limiting. The captions appearing in this Agreement are inserted only as a matter of convenience. They do not define, limit or describe the scope or intent of the provisions of this Agreement.

         2.       SECURITY INTEREST.

                  (a) GRANT OF SECURITY INTEREST. To secure the payment and performance in full of the Obligations, Pledgor hereby assigns and pledges to the Secured Party a security interest in the Pledgor's right, title and interest in the Collateral, whether now owned or hereafter acquired by Pledgor, wherever located, whether now or hereafter existing or arising.

                  (b) CONTROL AGREEMENT. Simultaneously with the execution and delivery of this Agreement, Pledgor, the Secured Party and Intermediary have executed and delivered a Custodial Account Control Agreement (the "CONTROL AGREEMENT") for the purpose of perfecting the Secured Party's security interest.

                  (c) VOTING AND TRADING RIGHTS. If no Event of Default has occurred or is continuing, Pledgor may make trades in the Account and exercise any voting or consensual rights that Pledgor may have as to any of the Collateral for any purpose which is not inconsistent with this Agreement. If an Event of Default has occurred, then the Pledgor shall cease making trades in the Account and shall instruct the Intermediary in writing, with a copy to the Secured Party, to cease making trades on the Pledgor's behalf on the Account. In addition, the Secured Party may exercise all voting or consensual rights as to any of the Collateral, and the Pledgor shall deliver to the Secured Party all notices, proxy statements, proxies and other information and instruments relating to the exercise of such rights received by the Pledgor from the issuers of any of the Collateral promptly upon receipt thereof and shall at the request of the Secured Party execute and


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

deliver to the Secured Party any proxies or other instruments which are, in the judgment of the Secured Party, necessary for the Secured Party to validly exercise such voting and consensual rights.

                  (d) DUTY OF THE SECURED PARTY. If the Secured Party takes possession of any of the Collateral, the duty of the Secured Party with respect to the Collateral shall be solely to use reasonable care in the physical custody thereof, and the Secured Party shall not be under any obligation to take any action with respect to any Collateral or to preserve rights against prior parties. The powers conferred on the Secured Party hereunder are solely to protect its interest in the Collateral and do not impose any duty upon it to exercise any such powers. Pledgor is not looking to the Secured Party to provide the Pledgor with investment advice. The Secured Party shall have no duty to ascertain or take any action with respect to calls, conversions, exchanges, maturities, tenders or other matters concerning any Collateral, whether or not the Secured Party has or is deemed to have knowledge of such matters, or as to the taking of any necessary steps to preserve any rights pertaining to any Collateral. The Secured Party shall have no duty to preserve the value of any of the Collateral.

                  (e) SUBSEQUENT CHANGES AFFECTING COLLATERAL. Pledgor acknowledges that it has made its own arrangements for keeping informed of changes or potential changes affecting the Collateral (including conversions, subscriptions, exchanges, reorganizations, dividends, tender offers, mergers, consolidations and shareholder meetings), and the Pledgor agrees that the Secured Party has no responsibility to inform it of such matters or to take any action with respect thereto even if any of the Collateral has been registered in the name of the Secured Party or its agent or nominee.

                  (f) RETURN OF COLLATERAL. The security interest granted to the Secured Party hereunder shall not terminate and the Secured Party shall not be required to return the Collateral to the Pledgor or to terminate its security interest therein unless and until: (a) the Obligations have been fully paid or performed; (b) the obligations of all parties to the Credit Documents have been fully paid or performed; and (c) Pledgor has reimbursed the Secured Party for any expenses of returning the Collateral and filing any termination statements and other instruments as are required to be filed in public offices under applicable laws.

                  (g) TAX REPORTING. All items of income, gain, expense and loss recognized in the Account shall be reported to the appropriate tax authorities under the name and taxpayer identification number of the Pledgor.

         3. REPRESENTATIONS AND WARRANTIES. Pledgor hereby represents and warrants to the Secured Party as follows:

                  (a) ENFORCEABILITY. This Agreement and the Control Agreement have been duly executed and delivered by the Pledgor, constitute valid and legally binding obligations and are enforceable in accordance with their respective terms against the Pledgor.


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

                  (b) NO CONFLICT. The execution, delivery and performance of this Agreement and the Control Agreement, the grant of the security interest in the Collateral hereunder and the consummation of the transactions contemplated hereby and thereby will not, with or without the giving of notice or the lapse of time, (a) violate any material law applicable to the Pledgor;
(b) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to the Pledgor; (c) violate or result in the breach of any material agreement to which the Pledgor is a party or by which any of the Pledgor's properties, including the Collateral, is bound; nor (d) violate any restriction on the transfer of any of the Collateral.

                  (c) CONSENT. No consent, approval, license, permit or other authorization of any third party (other than Intermediary) or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement and the Control Agreement, the creation and perfection of the Secured Party's security interest in the Collateral or the valid and lawful exercise by the Secured Party of remedies available to it under this Agreement, the Control Agreement or applicable law or of the voting and other rights granted to it in this Agreement or the Control Agreement except as may be required for the offer or sale of those items of Collateral which are securities under applicable securities laws.

                  (d) ACCOUNT. The Account, the Security Entitlements carried in the Account, and other sums credited to the Account are the valid and legally binding obligations of Intermediary, the Financial Assets or sums credited thereto are valid and genuine, and the Pledgor has provided the Secured Party with a complete and accurate statement of the Financial Assets, the Security Entitlements and the money credited to the Account as of the date hereof.

                  (e) SECURITY INTEREST. Pledgor is the sole owner of the Collateral free and clear of all liens, encumbrances and adverse claims (other than the Secured Party's security interest), has the unrestricted right to grant the security interest provided for herein to the Secured Party and has granted to the Secured Party a valid and perfected first priority security interest in the Collateral free of all other liens, encumbrances, transfer restrictions and adverse claims.

                  (f) INFORMATION. None of the information, documents, or financial statements which have been furnished by the Pledgor's or Pledgor's representatives to the Secured Party or any of its representatives in connection with the transactions contemplated by this Agreement or the other Credit Documents contains any untrue statement of material fact or omits to state any material fact required to be stated hereby or thereby to make such statements not misleading.

                  (g) NAME AND ADDRESS. Pledgor's full legal name correctly set forth below, and Pledgor's address for mailing of notices or correspondence is identified in Schedule B hereto.


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

         4. COVENANTS. Until all Obligations have been fully paid and performed, the Pledgor hereby agrees that, unless the Secured Party otherwise consents in writing:

                  (a) DEFEND TITLE. Pledgor shall defend its title to the Collateral and the security interest of the Secured Party therein against the claims of any person claiming rights in the Collateral against or through the Pledgor and maintain and preserve such security interest.

                  (b)      NO TRANSFERS OR WITHDRAWALS, COLLATERAL VALUE
MAINTENANCE.

                           (i)      Pledgor shall neither sell nor offer to sell
nor otherwise transfer nor encumber any portion of the Collateral.

                           (ii)     If at any time during any business day the
Fair Market Value of the Collateral is less than 160% of the then-outstanding liability of the Secured Party under Section C(1) of the Credit, the Pledgor shall immediately pledge (or cause to be pledged) to the Secured Party, additional Collateral, the Fair Market Value of which, when added to the amount of the Fair Market Value of the Collateral at such time, is sufficient to cause Fair Market Value of the Collateral to be equal or greater than two hundred percent (200%) of the then-outstanding liability of the Secured Party under Section C(1) of the Credit. This provision shall not prohibit the Pledgor from making trades in the Account before the occurrence of an Event of Default (as such term is defined in Section 5(a) hereof); PROVIDED, that the proceeds of the trades shall remain in the Account. The Secured Party agrees to give any consent required by the Intermediary to effect a withdrawal permitted by Section 2.3.1 of the Control Agreement.

                  (c) PERMITTED INVESTMENTS. Pledgor shall permit the Account to contain only cash and Eligible Investments.

                  (d) CONTROL AND CUSTOMER AGREEMENTS. Pledgor shall neither attempt to modify nor attempt to terminate the Control Agreement or the customer agreement with Intermediary under which the Account were established.

                  (e)      FURTHER ASSURANCES.

                           (1) At Pledgor's expense, Pledgor shall do such further acts and execute and deliver such additional agreements, conveyances, certificates, instruments, legal opinions and other assurances as the Secured Party may at any time request or require to perfect, protect, assure or enforce its interest, rights and remedies under this Agreement. Pledgor shall execute and deliver to the Secured Party and file with the appropriate governmental offices one or more UCC financing statements describing the Collateral, or amendments or continuations thereof whenever necessary to continue the perfection of the Secured Party's security interest hereunder and whenever requested by the Secured Party.

                           (2)      Pledgor shall promptly deliver any
         certificate or instrument constituting or representing any of the Collateral Pledgor may obtain possession


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         of from time to time to Intermediary for credit to the Account, duly endorsed in blank without restriction.

                           (3)      Pledgor shall promptly deliver to
         Intermediary any endorsements or instruments which may be necessary or convenient to transfer any Financial Assets held by Intermediary, which are registered in the name of, payable to the order of, or specially endorsed to the Pledgor, to Intermediary or its securities intermediary or to one of their respective nominees.

                  (f) CHANGE OF NAME OR ADDRESS. Pledgor shall notify the Secured Party at least thirty (30) days before it changes its name or its mailing address.

                  (g) ACCOUNT STATEMENTS. Pledgor shall cause Intermediary to send to the Secured Party a complete and accurate copy of every statement, confirmation, notice or other communication concerning the Account that Intermediary sends to the Pledgor. All information furnished by the Pledgor concerning the Collateral or otherwise in connection with this Agreement, is or shall be at the time the same is furnished, accurate, correct and complete in all material respects.

                  (h) CHANGES IN COLLATERAL. Pledgor shall advise the Secured Party promptly, completely, accurately, in writing and in reasonable detail: (a) of any material encumbrance upon or claim asserted against any of the Collateral; and (b) of the occurrence of any event, other than changes in general market conditions adequately reported in the general news media, that would have a material adverse effect upon the aggregate value of the Collateral or upon the Secured Party's security interest.

         5.       THE SECURED PARTY'S RIGHTS AND REMEDIES.

                  (a) EVENTS OF DEFAULT. "Event of Default" means any one or more of the following:

                           (1) The occurrence of any "event of default" as such term is used in any of the Credit Documents or the occurrence of any other event which would entitle the Secured Party to declare any portion of the Obligations forthwith due and payable; or

                           (2) Pledgor's failure to pay or perform, as the case may be, any of the Obligations when the same become due; or

                           (3) Pledgor's or Intermediary's failure to pay or perform any obligation or violates any covenant contained in this Agreement or the Control Agreement; or

                           (4) If any representation or warranty made by the Pledgor or Intermediary in this Agreement, the Control Agreement or otherwise contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made.


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

                  (b)      REMEDIES.

                           (1) If any Event of Default has occurred, then the Secured Party shall have the rights and remedies of a secured party under Articles 8 and 9 of the UCC. Without limiting the foregoing, the Secured Party may, in its discretion: (a) deliver a notice of exclusive control under the Control Agreement to Intermediary; (b) cause the Account to be reregistered in its sole name or transfer the Account to another broker/dealer in its sole name; (c) remove any Collateral from the Account and register such Collateral in its name or in the name of its broker/dealer, agent or nominee or any of their nominees; (d) exchange certificates representing any of the Collateral for certificates of larger or smaller denominations; (e) exercise any voting, conversion, registration, purchase or other rights of a holder of any of the Collateral; and (f) collect, including by legal action, any notes, checks or other instruments for the payment of money included in the Collateral and compromise or settle with any obligor of such instruments.

                           (2) If the UCC requires notice of the time and place of any public sale of the Collateral or the time after which any private sale or other intended disposition, Pledgor acknowledges that five (5) days' advance notice thereof will be a reasonable notice. The Secured Party shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Secured Party may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

                           (3) The Secured Party may purchase any part of the Collateral, and the Secured Party may apply any part of the Obligations in payment of any part of the purchase price thereof. If the Secured Party sells any Collateral on credit or for future delivery, the Secured Party need not retain it until the purchase price is paid, and the Secured Party shall incur no liability if the purchaser fails to take up or pay for such Collateral. In case of any such failure, the Secured Party may sell such Collateral again.

                           (4) Any cash held by the Secured Party as Collateral and all cash proceeds of any sale of, collection from, or other realization upon all or any part of the Collateral may, in the discretion of the Secured Party, be held by the Secured Party as collateral for, or then or at any time thereafter be applied (after payment of any amounts payable to the Secured Party pursuant to ss. 6 below) in whole or in part against, all or any part of the Obligations in such order as the Secured Party may elect. Pledgor shall be liable for any deficiency and shall be entitled to any surplus.

                           (5) Pledgor shall execute and deliver to the purchasers of the Collateral all instruments and other documents necessary or proper to sell, convey, and transfer title to such Collateral and, if approval of any sale of Collateral by any governmental body or officer is required, Pledgor shall prepare


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         or cooperate fully in the preparation of and cause to be filed with such governmental body or officer all necessary or proper applications, reports, and forms and do all other things necessary or proper to expeditiously obtain such approval.

                  (c) APPOINTMENT OF THE SECURED PARTY AS AGENT. Pledgor hereby appoints and constitutes the Secured Party, its successors and assigns, as Pledgor's agent and attorney-in-fact for the purpose of carrying out the provisions of this Agreement and taking any action or executing any instrument that the Secured Party considers necessary or convenient for such purpose, including the power to endorse and deliver checks, notes and other instruments for the payment of money in the name of and on behalf of the Pledgor, to endorse and deliver in the name of and on behalf of the Pledgor securities certificates and execute and deliver in the name of and on behalf of the Pledgor instructions to the issuers of uncertified securities, and to execute and file in the name of and on behalf of the Pledgor financing statements in such jurisdictions as the Secured Party may require and any forms required by the United States Securities and Exchange Commission. This appointment is coupled with an interest and is irrevocable and will not be affected by the death, disability or bankruptcy of the Pledgor nor by the lapse of time. If Pledgor fails to perform any act required by this Agreement, the Secured Party may perform such act in the name of and on behalf of the Pledgor and at Pledgor's expense. Pledgor hereby consents and agrees that securities intermediaries, issuers of or obligors of the Collateral, or any registrar or transfer agent or trustee for any of the Collateral shall be entitled to accept the provisions hereof as conclusive evidence of the rights of the Secured Party to effect any transfer pursuant to this Agreement and the authority granted to the Secured Party herein, notwithstanding any other notice or direction to the contrary heretofore or hereafter given by the Pledgor, or any other person, to any of such intermediaries, issuers, obligors, registrars, transfer agents, or trustees.

                  (d) IMPACT OF REGULATIONS. Pledgor acknowledges that compliance with the Securities Act of 1933 and the rules and regulations thereunder and any relevant state securities laws and other applicable laws may impose limitations on the right of the Secured Party to sell or otherwise dispose of securities included in the Collateral. Therefore, the Pledgor hereby authorizes the Secured Party to sell any securities included in the Collateral in such manner and to such persons as the Secured Party may reasonably deem necessary or advisable in order that such sale may reasonably be affected without registration or qualification under any applicable securities laws. Pledgor understands that a sale under the foregoing circumstances may yield a substantially lower price for such Collateral than would otherwise be obtainable if the same were registered and sold in the open market, and Pledgor shall not attempt to hold the Secured Party responsible for selling any of the Collateral at an inadequate price even if the Secured Party accepts the first offer received or if only one possible purchaser appears or bids at any such sale. If the Secured Party shall sell any securities included in the Collateral at such sale, the Secured Party shall have the right to rely upon the advice and opinion of any qualified appraiser or investment banker as to the commercially reasonable price obtainable on the sale thereof but shall not be obligated to obtain such advice or opinion. Pledgor hereby assigns to the Secured Party any registration rights or similar rights Pledgor may have from time to time with respect to any of the Collateral.


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

         6. EXPENSES. Pledgor shall forthwith upon demand pay to the Secured Party:

                  (a) the amount of any taxes which the Secured Party may have been required to pay by reason of holding the Collateral or to free any of the Collateral from any lien encumbrance or adverse claim thereon; and

                  (b) the amount of any and all out-of-pocket expenses, including the fees and disbursements of counsel and of any brokers, investment bankers, appraisers or other experts, that the Secured Party may incur in connection with: (a) the administration or enforcement of this Agreement, including such expenses as are incurred to preserve the value of the Collateral and the validity, perfection, rank and value of the Secured Party's security interest therein; (b) the collection, sale or other disposition of any of the Collateral; (c) the exercise by the Secured Party of any of the rights conferred upon it hereunder, including the Secured Party's performance of any obligation of the Pledgor hereunder (without waiving any default); (d) the Secured Party's discharging any taxes, liens, security interests or other encumbrances on the Collateral; or (e) any action or proceeding to enforce its rights under this Agreement or in pursuit of any non-judicial remedy hereunder including the sale of the Collateral; and

                  (c) interest on the foregoing amounts until paid (computed on the basis of the number of days elapsed over a year of 360 days) at the highest rate allowed by law.

         7. INDEMNITY. Pledgor shall indemnify the Secured Party and its directors, officers, employees, agents and attorneys against, and hold them harmless from, any liability, cost or expense, including the fees and disbursements of their legal counsel, incurred by any of them under the corporate or securities laws applicable to holding or selling any of the Collateral, except for liability, cost or expense arising out of the recklessness or willful misconduct or gross negligence of the indemnified parties.

         8.       MISCELLANEOUS.

                  (a) NOTICES. All notices, requests, and demands shall be in writing and be given to or made upon the respective parties hereto at their addresses set forth above, or to such other address as either party shall designate for itself in writing to the other party.

                  (b) NO WAIVER BY THE SECURED PARTY: NO ORAL MODIFICATIONS. Notwithstanding any course of dealing between the parties, neither failure nor delay on the part of the Secured Party to exercise any right, power, or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. No notice to or demand upon the Pledgor shall be deemed to be a waiver of the obligation of the Pledgor or of the right of the Secured Party to take further action without notice or demand. Notwithstanding any course of dealing between the parties, no amendment, modification, rescission, waiver or release of any provision of this Agreement shall be effective unless the same shall be in writing and signed by the Secured Party.


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

                  (c) JOINT AND SEVERAL LIABILITY. The obligations of the Pledgor hereunder and under the Control Agreement shall be joint and several.

                  (d) BENEFIT OF AGREEMENT. This Agreement shall be binding upon the Pledgor, its successors and assigns, and inure to the benefit of and be enforceable by the Secured Party, its successors and assigns. No other person shall be entitled to claim any right or benefit hereunder, as third-party beneficiary or otherwise.

                  (e) SEVERABILITY. If any provisions of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or enforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions of this Agreement in any jurisdiction.

                  (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida.

                  (g) COMPLETE AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written and oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations.

                  (h) COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing and delivering one or more counterparts.

                  (i) CONSENT TO JURISDICTION, WAIVER OF VENUE OBJECTION; SERVICE OF PROCESS. WITHOUT LIMITING THE RIGHT OF THE SECURED PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST THE PLEDGOR OR AGAINST PROPERTY OF THE PLEDGOR ARISING OUT OF OR RELATING TO THIS AGREEMENT (AN "ACTION") IN THE COURTS OF OTHER JURISDICTIONS, THE BORROWER HEREBY IRREVOCABLY SUBMITS TO AND ACCEPTS THE NON-EXCLUSIVE JURISDICTION OF ANY FLORIDA STATE COURT OR ANY FEDERAL COURT SITTING IN MIAMI-DADE COUNTY, AND THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT ANY ACTION MAY BE HEARD AND DETERMINED IN SUCH FLORIDA STATE COURT OR IN SUCH FEDERAL COURT. THE PLEDGOR HEREBY IRREVOCABLY WAIVES AND DISCLAIMS, TO THE FULLEST EXTENT THAT IT MAY EFFECTIVELY DO SO, ANY DEFENSE OR OBJECTION (INCLUDING, WITHOUT LIMITATION, ANY DEFENSE OR OBJECTION TO VENUE BASED ON THE GROUNDS OF FORUM NON CONVENIENS) WHICH THE PLEDGOR MAY NOW OR HEREAFTER HAVE TO THE MAINTENANCE OF ANY ACTION IN ANY JURISDICTION. THE PLEDGOR HEREBY IRREVOCABLY AGREES THAT THE SUMMONS AND COMPLAINT OR ANY OTHER PROCESS IN ANY ACTION IN ANY

JURISDICTION MAY BE SERVED BY MAILING (USING CERTIFIED OR REGISTERED MAIL, POSTAGE PREPAID) TO AFO, LLC, P.O. BOX 11-1605, MIAMI, FLORIDA 33111-1605,
ATTENTION: RICHARD SKOR. SUCH SERVICE WILL BE COMPLETE ON THE THIRD BUSINESS DAY AFTER THE DATE SUCH PROCESS IS DELIVERED OR DELIVERY IS REFUSED, AND PLEDGOR WILL HAVE THIRTY DAYS FROM SUCH COMPLETION OF SERVICE IN WHICH TO RESPOND IN THE MANNER PROVIDED BY LAW. THE PLEDGOR MAY ALSO BE SERVED IN ANY OTHER MANNER PERMITTED BY LAW, IN WHICH EVENT THE PLEDGOR'S TIME TO RESPOND SHALL BE THE TIME PROVIDED BY LAW.

                  (j) WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED BY LAW, PLEDGOR AND THE SECURED PARTY HEREBY IRREVOCABLY WAIVE AND DISCLAIM ANY RIGHT TO TRIAL BY JURY (WHICH THE SECURED PARTY ALSO IRREVOCABLY WAIVES AND DISCLAIMS) IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (k)      JUDGMENT CURRENCY.

                           (i)      If for the purpose of obtaining judgment in
any court it is necessary to convert a sum due hereunder in Dollars into another currency, Pledgor agrees, to the fullest extent permitted by law, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Secured Party could purchase Dollars with such other currency after any premium and costs of exchange on the Business Day preceding that on which final judgment is given.

                           (ii)     The obligation of the Pledgor in respect of
any sum due from it to the Secured Party hereunder shall, notwithstanding any payment in any other currency, whether pursuant to a judgment or otherwise, be discharged only to the extent that on the Business Day following receipt by the Secured Party of any sum adjudged to be so due in such other currency the Secured Party may in accordance with normal banking procedures purchase Dollars with such other currency, after any premium and costs of exchange. If the Dollars so purchased are less than the sum originally due to the Secured Party in Dollars, Pledgor agrees, as a separate and independent obligation and notwithstanding any such payment, to indemnify the Secured Party against such loss.

                  (l) WAIVER OF SOVEREIGN IMMUNITY. To the extent that the Pledgor now has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment, both before and after judgment, execution or otherwise) with respect to the Pledgor or its property, Pledgor hereby irrevocably waives such immunity in respect of its obligations hereunder and agrees that it will not raise or claim any such immunity at or in respect of any such action or proceeding.

            [REMAINDER OF THE PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first above written.

                                        JMD DELAWARE, INC., AS TRUSTEE OF
                                        THE TED ARISON CONTINUED
                                        IRREVOCABLE TRUST FOR SHARI
                                        ARISON


                                        By:   /s/ Eric Goodison
                                            ----------------------------
                                        Name:     Eric Goodison
                                        Title:    Vice President